THE HARTFORD MUTUAL FUNDS, INC.

CERTIFICATION OF CORRECTION

THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”) herby certifies to the State Department of Assessments and Taxation (“SDAT”) that:

FIRST:     The name of the applicable Maryland corporation is The Hartford Mutual Funds, Inc.

SECOND:   The name of the document being corrected is the Articles Supplementary.

THIRD:     The Hartford Mutual Funds, Inc. is the sole party to the Articles Supplementary.

FOURTH:    The Corporation filed the Articles Supplementary with SDAT on February 19, 2026, which SDAT accepted and recorded on February 20, 2026 (the “Articles”).

FIFTH:    The Second Section of the Articles incorrectly stated that, immediately after the Articles are accepted for record by SDAT, the total number of authorized shares of Common Stock is 49,860,000,000, of which 12,725,000,000 are shares of Common Stock without further classification or designation and 37,135,000,000 are shares of Common Stock classified and designated as reflected on Schedule A.

SIXTH:    The Second Section of the Articles is now deleted in its entirety and replaced with the following:

       The Second Section of the Articles incorrectly stated that, immediately after the Articles are accepted for record by SDAT, the total number of authorized shares of Common Stock is 49,860,000,000, of which 12,325,000,000 are shares of Common Stock without further classification or designation and 37,535,000,000 are shares of Common Stock classified and designated as reflected on Schedule A.

SEVENTH:   The undersigned Secretary and Vice President of the Corporation acknowledges this CERTIFICATE OF CORRECTION to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Secretary and Vice President acknowledges that, to the best of his knowledge, information, and belief, the matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Corporation as caused this CERTIFICATE OF CORRECTION to be signed in its name and on behalf of its Secretary and Vice President and attested by its Assistant Secretary as of the 23rd day of February 2026.

THE HARTFORD MUTUAL FUNDS, INC. /s/ Thomas R. Phillips Thomas R. Phillips Secretary and Vice President ATTEST: /s/ Lisa D. Zeises Lisa D. Zeises Assistant Secretary